EXHIBIT 99.1


PRESS RELEASE
-------------


         ACTRADE FINANCIAL TECHNOLOGIES LTD. ANNOUNCES NASDAQ DE-LISTING


         New York, NY - December 16, 2002 - Actrade Financial Technologies Ltd. ("Actrade" or the "Company") announced today that a Nasdaq Listing Qualifications Panel has denied Actrade's appeal of an October 17, 2002 Nasdaq Staff Determination that Actrade's common stock, par value $.0001 per share (the "Common Stock"), no longer qualifies for inclusion in The Nasdaq Stock Market. Accordingly, the Common Stock has been de-listed from The Nasdaq National Market effective with the opening of business on Tuesday, December 17, 2002. The Common Stock is not eligible to trade on the OTC Bulletin Board.

         In addition, on December 12, 2002 the Company issued a press release (the "December 12 Release") announcing that it and one of its subsidiaries had filed voluntary petitions for Chapter 11 bankruptcy relief and disclosing other recent developments. The December 12 Release discussed, among other developments, that a Taiwanese corporation had defaulted on $354,000 of bills of exchange it had issued and that Actrade had accelerated the remaining bills of exchange that had been issued by the Taiwanese corporation, such that the principal amount due to Actrade under the defaulted and accelerated bills of exchange was $1,322,800.

         Actrade also announced in the December 12 Release that the Taiwanese corporation had guaranteed the obligations of one of its U.S. subsidiaries to Actrade and that such U.S. subsidiary and another U.S. subsidiary of the Taiwanese corporation had defaulted on their obligations to Actrade and had filed for Chapter 11 bankruptcy relief. On December 10, 2002, Actrade made a demand for payment by the Taiwanese corporation under the guarantee.

         On December 13, 2002, Actrade received notice that the Taipei Chamber of Commerce had approved the Taiwanese corporation's "application of business reconciliation" which has the effect of precluding Actrade from starting or continuing any civil proceeding against the Taiwanese corporation. Actrade was further notified that the deadline for submitting a claim against the Taiwanese corporation was December 31, 2002. Although Actrade intends to submit a claim, it cannot estimate at the present time the amount, if any, it may recover in respect of the amounts owed to it by the Taiwanese corporation directly or pursuant to the guarantee described above.

                                      * * *

         Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties due to Actrade's pending litigation and ongoing internal evaluation and regulatory and law enforcement investigations, each as described in the December 12 Release. Other factors that may cause events to differ materially from those indicated by such forward-looking statements include, but are not limited to: uncertainties regarding the possibility of restatements of documents previously filed by Actrade with the United States Securities and Exchange Commission, including restatements of Actrade's

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financial statements; uncertainties regarding Actrade's ability to collect under the defaulted TADs and bills of exchange described in the December 12 Release; uncertainties regarding Actrade's ability to collect under the surety bonds issued in respect of the defaulted TADS described in the December 12 Release; additional facts found by the Company in connection with the issues that are the subject of the Audit Committee Evaluation (as described in the December 12 Release); uncertainties regarding the Company's Chapter 11 bankruptcy process; uncertainties regarding the Company's ability to obtain continued financing for its operations; and those factors discussed in Actrade's Form 10-Q for the quarter ending March 31, 2002, which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.
While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.